UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2010

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 453-9400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 2, 2010, Esterline Technologies Corporation (the “Company”) announced that it had consummated its private placement of $250 million aggregate principal amount of 7% Senior Notes due 2020 (the “Notes”) and the early settlement of its previously announced cash tender offer and consent solicitation with respect to its outstanding 7.75% Senior Subordinated Notes due 2013 (the “2013 Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Indenture

On August 2, 2010, Esterline Technologies Corporation (the “Company”) and certain subsidiaries of Company, as Subsidiary Guarantors, entered into an indenture (the “Indenture”) with Wells Fargo Bank, N.A., as trustee, relating to the issuance by the Company of the Notes. The Notes are senior unsecured obligations of the Company, ranking equally in right of payment with all other existing and future senior debt of the Company and senior in right of payment with all of the Company’s existing and future subordinated debt. The Notes are effectively subordinated to the Company’s existing and future secured debt to the extent of the value of the assets securing such debt and structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the Notes. The Notes are guaranteed by each of the subsidiaries that are guarantors under the Company’s existing credit facility. Interest on the Notes will be payable on February 1 and August 1 of each year, beginning on February 1, 2011.

The Notes will be subject to redemption at the option of the Company, in whole or in part, (i) at any time prior to August 1, 2015, at a price equal to 100% of the principal amount of the notes redeemed, plus accrued interest and the applicable “make whole” premium set forth in the Indenture governing the Notes and (ii) on or after August 1, 2015 at the redemption prices set forth in the Indenture, plus accrued interest. Before August 1, 2013, with the net cash proceeds from certain equity offerings, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 107.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

The Indenture contains customary covenants that limit the ability of the Company and its restricted subsidiaries (as defined in the Indenture), among other things, to:

•	incur additional debt;

•	pay dividends, or make other distributions on, redeem or repurchase, capital stock;

•	make investments or other restricted payments;

•	enter into certain transactions with affiliates;

•	issue stock of restricted subsidiaries;

•	Consummate certain asset sales; or

•	create liens on assets to secure debt.

The Indenture also restricts the ability of the Company to enter into any consolidation, merger or sale of substantially all of its assets.

The Indenture contains customary events of default, including:

•	default for 30 days in the payment when due of interest (including any additional interest) on the Notes;

•	default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

•

failure (other than a default described in the preceding bullet) by the Company or any of its restricted subsidiaries to comply with certain specified covenants of the Indenture for 45 days after written notice by the trustee under the Indenture under or holders of 25% or more of the aggregate principal amount of Notes outstanding to comply with such provisions;

•

failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the trustee under the Indenture or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture; and

•

certain defaults under other instruments evidencing certain indebtedness for borrowed money by the Company or any of its restricted subsidiaries, whether such indebtedness exists as of August 2, 2010 or is created thereafter,.

•

except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on behalf of a Subsidiary Guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and

•	certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary of the Company (or any subsidiaries that together would constitute a significant subsidiary).

In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to the Company or any significant subsidiary (or any subsidiaries that together would constitute a significant subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee under the Indenture or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company specifying the respective event of default. The Notes have been offered within the United States only to qualified institutional buyers under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. purchasers pursuant to Regulation S under the Securities Act in an offering exempt from the registration requirements of the Securities Act.

The Company used $161,630,950 of proceeds from the sale of the Notes to fund the payment of consideration and certain costs relating to the early settlement of the Company’s cash tender offer and consent solicitation with respect to its outstanding 7  3/4% senior subordinated notes due 2013 (the “2013 Notes”). Accrued interest on the tendered 2013 Notes was also paid.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture (including the form of Notes attached thereto), a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Registration Rights Agreement

On August 2, 2010, in connection with the issuance of the Notes, the Company, and certain of its subsidiaries entered into a registration rights agreement (the “Registration Rights Agreement”) with Banc of America Securities LLC, as representative of the initial purchasers party thereto (together, with Banc of America Securities LLC, the “Initial Purchasers”). Under the Registration Rights Agreement, the Company must file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) to register publicly-tradable notes with substantially the same terms as the Notes (the “Exchange Notes”), obtain effectiveness of the registration statement for the Exchange Notes, and provide note holders the opportunity to exchange the Notes for the Exchange Notes within certain specified time periods. If the Company fails to comply with these obligations on time (each a “registration default”), the Company will be required to pay additional interest on the Notes. If there is a registration default, the annual interest rate on the Notes will increase by 0.5%. The amount of additional annual interest on the Notes will increase by an additional 0.5% for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional annual interest rate of 1.0%. When all registration defaults are cured, the interest rate on the Notes will revert immediately to the original level.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Report.

The Initial Purchasers and/or their respective affiliates have provided in the past and may provide if the future investment banking, commercial banking and lending and financial advisory services to the Company and its affiliates, for which they have received and may receive customary fees. Wells Fargo Bank is a lender, and certain affiliates of the Initial Purchasers are agents and/or lenders, under the Company’s credit facilities and have and will receive customary fees related thereto.

Supplemental Indenture

In connection with the receipt of tenders and related consents from the holders of at least a majority in principal aggregate amount of the 2013 Notes in response to the Company’s previously announced tender offer and consent solicitation, on August 2, 2010, the Company, certain subsidiaries of the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, executed a supplemental indenture (the “Supplemental Indenture”) amending the Indenture, dated as of June 11, 2003, relating to the 2013 Notes (the “2013 Indenture”).

The Supplemental Indenture amends the 2013 Indenture to delete or make less restrictive certain of the restrictive covenants contained in such indenture (other than requirements to make an offer for the Old Notes in the event of certain asset sales and changes in control), to delete events of default relating to covenant defaults and cross-defaults, and to make conforming and related changes to the 2013 Indenture. Any 2013 Notes tendered in response to the tender offer prior to 5:00 pm, New York City time, on July 30, 2010 can no longer be withdrawn.

The foregoing summary of the material provisions of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modifications to Rights of Security Holders

The information included in Item 1.01 of this Report under the heading “Supplemental Indenture” is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

4.1	Indenture dated August 2, 2020 relating to Esterline Technologies Corporation’s 7% Senior Notes due 2020

4.2	Registration Rights Agreement, dated as of August 2, 2010, among Esterline Technologies Corporation, the subsidiaries party thereto and Banc of America Securities LLC, as representative of the Initial Purchasers

4.3	Supplemental Indenture dated August 2, 2020 to Indenture dated June 11, 2003 relating to Esterline Technologies Corporation’s 7.75% Senior Subordinated Notes due 2013

99.1	Press release dated August 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Esterline Technologies Corporation

Date: August 2, 2010	By:	/s/ R. BRADLEY LAWRENCE
	Name:	R. Bradley Lawrence
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture dated August 2, 2020 relating to Esterline Technologies Corporation’s 7% Senior Notes due 2020

4.2	Registration Rights Agreement, dated as of August 2, 2010, among Esterline Technologies Corporation, the subsidiaries party thereto and Banc of America Securities LLC, as representative of the Initial Purchasers

4.3	Supplemental Indenture dated August 2, 2020 to Indenture dated June 11, 2003 relating to Esterline Technologies Corporation’s 7.75% Senior Subordinated Notes due 2013

99.1	Press release dated August 2, 2010